UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

SureWest Communications
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Via E-MAIL

From:      SureWest News Now

To:          All SureWest Employees

Date:       5/30/2012

And

Via an Article

Available to:  All SureWest Employees

Posted on the SureWest’s Employee Intranet (“The Wire”)

Date Posted:  5/30/2012

How does the upcoming merger impact my SureWest shares in the KSOP?

If you are invested in the SureWest Stock Fund in the KSOP, you should have already received a proxy, a voting card for the merger, a Merger Consideration Direction Form and a black-out notice.  The proxy contains information that will assist you in deciding how to vote for the merger.  Your voting card needs to be received by no later than June 7, 2012.

Under the terms of the Merger Agreement, each SureWest shareholder has the opportunity to elect to receive $23 in cash, shares of Consolidated common stock based on a formula as described in the proxy or a mixed election of both cash and shares.  All elections are subject to proration if the overall cash or stock being exchanged is more than 50%. Complete the Merger Consideration Direction Form so it is received by the SureWest Election Tabulator by 5:00 pm, New York time on Wednesday, June 20, 2012.

If you receive any portion of your exchange as stock, it will be invested in the Consolidated Communications Stock Fund.  Any cash you receive will be invested in the Vanguard Target Retirement Fund with a target date closest to when you turn age 65.  There is not a cash investment option in the KSOP and you cannot receive cash outside the KSOP plan.  All future contributions that you elected to go to the SureWest Communications Stock Fund will be mapped to the Vanguard Target Retirement Fund with a target date closest to when you turn age 65.  If you want future contributions to go to the Consolidated Communications Stock Fund, you must elect so by contacting Vanguard after the merger is completed.

Because of the complexity of this transaction, the SureWest Communications Stock Fund will be “blacked out” from June 20 — July 8.  During this period you will not be able to move money in or out of this fund.  Contributions and loan payments that would have gone to the SureWest Communications Stock Fund will be put into the Vanguard Target Retirement Fund with a target date closest to when you turn age 65.  If you request a loan or hardship withdrawal during this time you will not be able to use the funds that are in the SureWest Communications Stock Fund.

If you have questions regarding how your stock in the KSOP will transition, please call Doreen Paige at (916) 746-3277 or Jim Hughes at (916) 786-1042.